UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 19, 2015

(Date of earliest event reported)

Corning Natural Gas Holding Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	46-3235589
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

                         (607) 936-3755

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 19, 2015, Leatherstocking Gas Company, LLC (“Leatherstocking Gas” or “Borrower”) and Leatherstocking Pipeline Company, LLC (“Leatherstocking Pipeline” or “Guarantor”), each a New York limited liability company, entered into a loan agreement with Five Star Bank (“Lender”) pursuant to which Leatherstocking Gas may borrow up to $500,000 (the “Loan”) to finance the continued and additional infrastructure cost of Phase 1 of the underground piping construction project in Northern Pennsylvania (the “Project”). Leatherstocking Gas and Leatherstocking Pipeline are owned 50% by each of Corning Natural Gas Holding Corporation (the “Holding Company”) and Mirabito Regulated Industries, LLC (“MRI”)

The loan is structured as a line of credit which will convert to a five-year loan at the request of Leatherstocking Gas. Advances on the Loan are subject to the Lender’s discretion and require matching 60% of each advance of the Loan with 40% of Borrower equity. For the full amount of the line of credit to be advanced, Borrower equity in the Project of $333,333 will be required. Borrower’s capital will be derived from contributions to the capital of Leatherstocking Gas by its two members. The Loan is evidenced by a Line of Credit Note (the “Note”) in the maximum principal amount of $500,000, and a Loan Agreement, each dated October 19, 2015. Amounts may be advanced under the Note for twenty-four months from the date of the Note and bear interest, payable monthly, at a variable rate equal to the prime rate announced from time to time in the Wall Street Journal.

Borrower may request that the Lender convert the advances on the Loan to a five-year loan at any time before the end of the twenty-four month advance period. If the Lender has confirmed the Borrower has fully complied with all the terms of the Loan documents, the Loan will convert on the first day of the next month. After the conversion, interest on the Note accrues at a either a fixed rate equal to the 5/10 Federal Home Loan Bank of New York Amortizing Advance Rate published by the Federal Home Loan Bank of New York as in effect five business days prior to conversion plus 275 basis points or at a variable rate equal to the prime rate announced from time to time in the Wall Street Journal. Principal repayments commence from conversion and continue monthly for five years (“Maturity”) on a ten-year amortization schedule with the remaining principal amount and all accrued and unpaid interest due on Maturity (or earlier repayment of the Note). The Note may be prepaid without penalty.

Leatherstocking Pipeline guaranteed the payment of the obligations of Borrower to the Lender under the Loan or any other obligations pursuant to a Continuing Unlimited Guaranty. The Loan is secured by a General Security Agreement given by each of the Borrower and the Guarantor with respect to substantially all of their assets including, without limitation, equipment, accounts receivable and contract rights, inventory and general intangibles.

The interests of Corning Natural Gas Holding Corporation and Mirabito Regulated Industries, LLC in the Borrower and Guarantor are also pledged as additional collateral for the Loan. Each of the collateral documents contains various representations, warranties and covenants and contains additional events of default. Defaults under any of the collateral documents may permit the Lender to accelerate the repayment of the Loan.

The Loan Agreement, Note guaranty and security agreements described above are filed as exhibits to this Current Report on Form 8-K and the descriptions are qualified in their entirety by reference to the full text of such documents.

Item 9.01 Financials Statements and Exhibits

Exhibit 10.1	Loan Agreement, dated October 19, 2015, from Leatherstocking Gas Company, LLC (“Borrower”) and Leatherstocking Pipeline, LLC (“Guarantor”) and Five Star Bank (“Lender”)

Exhibit 10.2	Line of Credit/Term Loan Note, dated October 19, 2015, from Borrower to Lender in the maximum principal amount of $500,000

Exhibit 10.3	General Security Agreement, dated October 13, 2015, from Borrower to Lender

Exhibit 10.4	General Security Agreement, dated October 14, 2015, from Guarantor to Lender

Exhibit 10.5	Continuing Unlimited Guarantee, dated October 14, 2015, from Guarantor to Lender

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Holding Corporation

By: /s/ Michael I. German

President and Chief Executive Officer

Dated: October 23, 2015

INDEX TO EXHIBITS

Form 8-K of Corning Natural Gas Holding Corporation

Exhibit 10.1	Loan Agreement, dated October 19, 2015, from Leatherstocking Gas Company, LLC (“Borrower”) and Leatherstocking Pipeline, LLC (“Guarantor”) and Five Star Bank (“Lender”)

Exhibit 10.2	Line of Credit/Term Loan Note, dated October 19, 2015, from Borrower to Lender in the maximum principal amount of $500,000

Exhibit 10.3	General Security Agreement, dated October 13, 2015, from Borrower to Lender

Exhibit 10.4	General Security Agreement, dated October 14, 2015, from Guarantor to Lender

Exhibit 10.5	Continuing Unlimited Guarantee, dated October 14, 2015, from Guarantor to Lender